                                                                   EXHIBIT 4.5.1


      THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                   -------------------------------------------

                                  CD RADIO INC.

                          COMMON STOCK PURCHASE WARRANT

                   -------------------------------------------



      This certifies that, for good and valuable consideration, CD Radio Inc., a Delaware corporation (the "Company"), grants to Ford Motor Company, a Delaware corporation ("Ford"), or registered assigns (including Ford, the "Warrantholder"), the right to subscribe for and purchase from the Company 4,000,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share equal to the greater of (i) $30 or (ii) 115% of the closing offer price for the Common Stock on the Nasdaq National Market on June 11, 1999 (the "Exercise Price"), at any time and from time to time, during the period from and including 9:00 AM, New York City time, on the date the Company commences its commercial broadcasts from orbiting satellites until 5:00 PM, New York City time, on the earlier of (a) June 11, 2009 and (b) the date of the termination or expiration of the Agreement, dated as of June 11, 1999, between the Company and Ford (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

      Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 10.

Certificate No. 1

Number of Shares: 4,000,000

Name of Warrantholder: Ford Motor Company, a Delaware corporation

      1. Duration and Exercise of Warrant; Limitations on Exercise; Payment of Taxes.

      1.1 Exercisability of Warrant. Subject to the terms and conditions set forth herein, the right to exercise this Warrant shall vest, and this Warrant shall become exercisable, as follows:

      (a) with respect to 1,000,000 shares of Common Stock, on the date that Ford has manufactured 500,000 Ford Enabled Vehicles;

      (b) with respect to an additional 500,000 shares of Common Stock, on the date that Ford has manufactured an aggregate of 1,000,000 Ford Enabled Vehicles;

      (c) with respect to an additional 500,000 shares of Common Stock, on the date that Ford has manufactured an aggregate of 2,000,000 Ford Enabled Vehicles;

      (d) with respect to an additional 1,000,000 shares of Common Stock, on the date that Ford has manufactured an aggregate of 3,000,000 Ford Enabled Vehicles; and

      (e) with respect to an additional 1,000,000 shares of Common Stock, on the date that Ford has manufactured an aggregate of 4,000,000 Ford Enabled Vehicles.

The Warrantholder shall have no right to exercise this Warrant with respect to shares of Common Stock which are not vested and exercisable as described in this
Section 1.1.

      1.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, including Section 1.1, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

      (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

      (b) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

      1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon (i) the delivery to the Company of any certificates, legal opinions, and other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act, (ii) receipt by the Company of FCC approval of the proposed exercise, if such approval is required (as determined by a written opinion of the Company's special FCC counsel, delivered to the Warrantholder) to maintain any license granted to the Company by the FCC, or to maintain the Company's eligibility for any license for which it has applied to the FCC and (iii) receipt by the Company of approval of any other applicable Governmental Authority of the proposed exercise. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such approvals, certificates, legal opinions or other documents are reasonably acceptable to the Company. The cost of such approvals, certificates, legal opinions and other documents, if required, shall be borne by the Warrantholder.

      1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

      1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

      1.6 Divisibility of Warrant; Transfer of Warrant. (a) This Warrant may only be transferred by the Warrantholder with the prior written consent of the Company. Any transfer of this Warrant without the prior written consent of the Company shall be void and of no force and effect.

      (b) Subject to the provisions of this Section, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the office of the Company located at 1221 Avenue of the Americas, New York, New York 10020, without charge to any Warrantholder. Subject to the provisions of this Section, upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

      (c) Subject to the provisions of this Section, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition to the restrictions contained in this Section, the Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not reasonably acceptable to the Company. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

      2. Restrictions on Transfer; Restrictive Legends.

      Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

      THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

      Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or
(ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

      By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing Warrant Shares, even if such restrictions would not then be applicable to the Warrantholder.

      3. Reservation and Registration of Shares, Etc. The Company covenants and agrees as follows:

      (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

      (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any liens and encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

      (c) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

      4. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

      5. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

      6. Certain Adjustments.

      6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

      (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock; or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

      (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

      (c) Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The Company shall not effect any such consolidation, merger or sale, lease or other transfer, unless prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

      (d) Distributions to all Holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including regular quarterly cash dividends and distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

      (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

      (f) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 0.10% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.10% or more of the number of shares to be so delivered.

      (g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

      6.2 Rights Offering. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this
Section 6.2.

      6.3 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which shall be appointed at the Company's expense and may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

      6.4 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

      6.5 Effect of Failure to Notify. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice, pursuant to Sections 6.3 and 6.4 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

      7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

      (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      (c) furnish to each Holder so long as such Holder owns Warrants, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

      8. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Holders who hold a majority in interest of the Warrants; provided that it is not necessary that the exact form of the amendment be approved by the holders of a majority in interest of the Warrants if such holders have approved the substance of such amendment. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder and the Company.

      9. Expiration of the Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

      10. Definitions.

      As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      Assignment Form: an instrument of transfer of a warrant in the form annexed hereto as Exhibit B.

      Board: the Board of Directors of the Company or any duly authorized Committee thereof.

      Business Day: any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

      Bylaws: the bylaws of the Company, as the same may be amended and in effect from time to time.

      CD Radio Receiver: a Head Unit which is capable of providing the user interface for CD Radio broadcasts, including displaying the artist and title information transmitted as part of the CD Radio broadcast, and receiving the CD Radio signal, either as a result of circuitry included in the unit itself or as a result of another device, and an antenna suitable for receiving the CD Radio signal.

      Certificate of Incorporation: the Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

      Common Stock: the meaning specified on the cover of this Warrant.

      Company: the meaning specified on the cover of this Warrant.

      Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

      Ford: the meaning specified on the cover of this Warrant.

      Exchange Act: the Securities Exchange Act of 1934 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

      Exercise Form: a request to exercise a warrant in the form annexed hereto as Exhibit A.

      Exercise Price: the meaning specified on the cover of this Warrant.

      Expiration Date: the meaning specified on the cover of this Warrant.

      Fair Market Value: With respect to a share of Common Stock as of a particular date (the "Determination Date"):

      (i) if the Common Stock is registered under the Exchange Act, (a) the average of the daily closing sales prices of the Common Stock for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of trading days before such date for which closing sales prices are available, in the case of each of (a) and (b), as certified by any Vice President or the Chief Financial Officer of the Company; or

      (ii) If the Common Stock is not registered under the Exchange Act, then the Fair Market Value shall be as reasonably determined in good faith by the Board or a duly appointed committee of the Board (which determination shall be reasonably described in the written notice given to the Warrantholder).

For the purposes of clause (i) of this definition, the closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act.

      FCC: the Federal Communications Commission.

      Ford Enabled Vehicle: any new vehicle which contains a CD Radio Receiver that was installed in a factory owned or operated by Ford, a mass customization center which is owned or operated by Ford or another service facility designated in writing by Ford which may include dealerships as long as such installation principally results from a program authorized by Ford.

      Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any International regulatory body having or asserting jurisdiction over a Person, its business or its properties.

      Head Unit: a device, which is integrated in the dashboard of a vehicle, which provides the user interface for the reception of radio signals and, in some cases, the playback of recorded media, such as cassette tapes, compact discs, minidiscs and DVDs.

      Holder(s): holder(s) of Warrants.

      Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

      Nasdaq: the National Association of Securities Dealers Automated Quotations System.

      Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

      Requirement of Law: as to any Person, the Certificate of Incorporation and Bylaws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

      Rule 144: the meaning specified in Section 7.

      SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

      Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

      Series A Junior Preferred Stock: the meaning specified in Section
13.10(c).

      Series C Preferred Stock: the meaning specified in Section 13.10(c).

      Subsidiary: in respect of any Person, any other Person of which, at the time as of which any determination is made, such Person or one or more of its subsidiaries has, directly or indirectly, voting control.

      Warrantholder: the meaning specified on the cover of this Warrant.

      Warrant Shares: the meaning specified on the cover of this Warrant.

      11. Preemptive Right. (a) If at any time after the date hereof and prior to the Expiration Date, the Company proposes to issue shares of Common Stock (excluding any warrants, options or securities or units comprising securities convertible into or exchangeable for Common Stock or rights to acquire the same issued as part of or simultaneously with any preferred stock or debt securities of the Company) in an underwritten public offering, then the Company shall (i) prior to the completion of such underwritten public offering, notify the Warrantholder of such underwritten public offering and (ii) offer to issue to the Warrantholder as part of such underwritten public offering, for cash, a number of shares of Common Stock such that, after giving effect to the shares of Common Stock issued in such underwritten public offering, the number of shares of Common Stock owned by Warrantholder plus the shares of Common Stock receivable by the Warrantholder upon exercise of any Warrants equals the same percentage of the total number of shares of Common Stock issued and outstanding immediately prior to the consummation of such offering as after giving effect to such offering. The purchase price for such shares of Common Stock shall be equal to the price of the shares of Common Stock sold in such underwritten public offering (prior to deducting any underwriting discounts and commissions). The Warrantholder must exercise its purchase rights hereunder in whole within five Business Days after receipt of such notice from the Company and close such purchase, by payment of immediately available funds, simultaneously with the closing of such underwritten public offering. If after the date that the Company notifies the Warrantholder of the proposed underwritten public offering of Common Stock the actual number of shares of Common Stock offered is increased or decreased as a result of demand for such Common Stock offering, then the Company shall not be required to make an additional offer to the Warrantholder to give effect to the increased or decreased size of such offering.

      (b) Upon the expiration of any offer to the Warrantholder described above, or if the Warrantholder shall default in paying for or purchasing the Common Stock on the terms offered by the Company, the Company will be under no further obligation to offer any Common Stock to the Warrantholder pursuant to the terms of this Section.

      12. No Impairment. The Company shall not by any action, including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all time in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

      13. Miscellaneous.

           13.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

           13.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholders and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

           13.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

           13.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

           13.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

           13.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

           if to the Company, addressed to:

           CD Radio Inc.
           1221 Avenue of the Americas
           36th Floor
           New York, New York  10020
           Attention: Chief Financial Officer

           if to the Warrantholder, addressed to:

           Ford Motor Company
           The American Road
           Dearborn, Michigan
           Attention: Chief Financial Officer

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier's deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

           13.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

           13.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

           13.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the

Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

           13.10 Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

           (a) Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

           (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

           (c) Capitalization of the Company. The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, as of May 31, 1999 (a) 23,243,279 shares were issued and outstanding and (b) 34,877,533 shares were reserved for issuance upon the exercise of outstanding stock options, warrants to purchase Common Stock and conversion of outstanding shares of 10-1/2% Series C Convertible Preferred Stock (the "Series C Preferred Stock"), 9.2% Series A Junior Cumulative Convertible Preferred Stock (the "Series A Junior Preferred Stock") and shares of Series C Preferred Stock issuable pursuant to warrants to purchase Series C Preferred Stock, and (ii) 50,000,000 shares of Preferred Stock, of which 1,467,416 shares of Series C Preferred Stock were issued and outstanding as of May 31, 1999 and 1,350,000 shares of Series A Junior Preferred Stock were issued and outstanding as of May 31, 1999. Each share of Series C Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series C Preferred Stock (without accrued and unpaid dividends) by $18 (as adjusted from time to time). Each share of Series A Junior Preferred Stock may be converted at any time, at the option of the holder, unless previously redeemed, into a number of shares of Common Stock calculated by dividing the $100 liquidation preference of the Series A Junior Preferred Stock (with accrued and unpaid dividends) by $30 (as adjusted from time to time).

           (d) Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

           (e) Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                 CD RADIO INC.

                                 By: /s/ Andrew J. Greenebaum
                                     -------------------------------
                                     Andrew J. Greenebaum
                                     Executive Vice President and
                                     Chief Financial Officer


Dated: June 11, 1999


Attest:


By: /s/ Patrick L. Donnelly
    -------------------------------
    Patrick L. Donnelly
    Executive Vice President,
    General Counsel and Secretary

                                                                       Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

      The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of CD Radio Inc. in the amount of $__________, which amount includes payment of the par value for _________ of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to
      __________________ whose address is ___________________________________.



Dated:______________

                      Signature______________________________

                               ______________________________
                                      (Print Name)

                               ______________________________
                                      (Street Address)

                               ______________________________
                               (City)  (State)  (Zip Code)

Signed in the Presence of:

__________________________

                                                                       Exhibit B

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

      For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ______________________ the right represented by such Warrant to purchase ________________ shares of Common Stock of CD Radio Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant, and appoints ______________________ Attorney to make such transfer on the books of CD Radio Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by CD Radio Inc.

Dated:______________

                      Signature______________________________

                               ______________________________
                                      (Print Name)

                               ______________________________
                                      (Street Address)

                               ______________________________
                               (City)  (State)  (Zip Code)

Signed in the Presence of:

__________________________